Exhibit 10.12

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

2012 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of the Advanced Disposal Waste Holdings Corp. 2012 Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and to promote the success of the Company’s business, Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted under the Plan.

(c) “Award Agreement” means any agreement or other instrument or document evidencing an award under this Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means the closing of a transaction that is (i) a sale of all or substantially all of the assets of the Company (other than in connection with financing transactions, or sale and leaseback transactions) to a person or entity that is not a Permitted Holder (a “Third Party”); (ii) a sale, series of sales or merger or other transactions resulting in more than 50% of the voting stock of the Company or of any company directly or indirectly controlling the Company being held by a Third Party, (iii) a transaction or provision that gives a Third Party the right to appoint a majority of the Board of Directors of the Company or of any company directly or indirectly controlling the Company, (iv) an initial public offering of the common stock of the Company registered pursuant to the Securities Act of 1933, as amended, or (v) the liquidation or dissolution of the Company with respect to which there are or were distributable assets.

(f) “Code” means the Internal Revenue Code of 1986 as amended.

(g) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(h) “Common Stock” means the Common Stock of the Company, par value $.01 per share.

(i) “Company” means Advanced Disposal Waste Holdings Corp., a Delaware corporation, or any successor thereto.

(j) “Disability” means

(i) for an Employee covered by the Employer’s long term disability plan, disability as defined in such plan; and

(ii) for all other Employees, a physical or mental condition of the Employee resulting from bodily injury, disease or mental disorder which renders the Employee incapable of continuing the Employee’s usual or customary employment with the Employer. The disability of the Employee shall be determined by the Administrator in good faith after reasonable medical inquiry, including consultation with a licensed physician as chosen by the Administrator, and a fair evaluation of the Employee’s ability to perform the Employee’s duties.

(k) “Employee” means any person who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Employer or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a member of the Board nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(l) “Employer” means the Company and any Parent or Subsidiary.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator using any reasonable valuation method permitted by Section 409A.

(o) “Holder” means a person who has been granted or awarded an Option or a Stock Purchase Right or who holds Shares acquired pursuant to the exercise of an Option or a Stock Purchase Right.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(q) “Independent Director” means a member of the Board who is not an Employee of the Company.

(r) “Joinder Agreement” means an instrument in the form of Exhibit B to the Shareholders Agreement, or such other form as shall be acceptable to the Company, pursuant to which a Holder agrees to be bound by the terms of the Shareholders Agreement.

(s) “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Parent” means a “parent corporation” as defined in Section 424(e) of the Code, whether now or hereafter existing, of the Company.

(v) “Permitted Holders” means Highstar Capital II, LP, Highstar Capital Ill, LP and their respective affiliates; their managed funds and their affiliates and respective subsidiaries (other than the Company and its Subsidiaries).

(w) “Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, governmental authority or other entity.

(x) “Plan” means this Advanced Disposal Waste Holdings Corp. 2012 Stock Incentive Plan.

(y) “Public Trading Date” means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(z) “Restricted Stock” means Shares acquired pursuant to a Stock Purchase Right granted under Section 12 below.

(aa) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(bb) “Section 16(b)” means Section 16(b) of the Exchange Act.

(cc) “Section 409A” means Section 409A of the Code and the applicable regulations and other legal authority promulgated thereunder.

(dd) “Securities Act” means the Securities Act of 1933, as amended.

(ee) “Share” means a share of Common Stock, as adjusted in accordance with Section 13 below.

(ff) “Shareholders Agreement” means the Advanced Disposal Waste Holdings Corp. Shareholders Agreement, as amended from time to time.

(gg) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 12 below.

(hh) “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock, initially shares of the Company’s Common Stock, par value $.01 per share. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is 150,000 Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Code Section 422.

4. Administration of the Plan.

(a) Administrator. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant awards under the Plan to eligible persons who are either (A) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies on the Committee may be filled by the Board.

(b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Employees to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by such award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vi) to determine whether to offer to buy-out a previously granted Option as provided in subsection 10(h) and to determine the terms and conditions of such offer and buy-out (including whether payment is to be made in cash or Shares);

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix) to amend the Plan or any Award Agreement granted under the Plan as provided in Section 16; and

(x) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5. Eligibility. The Administrator shall select those Employees to whom the Company will grant Options and Stock Purchase Rights. If otherwise eligible, an Employee who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

6. Limitations.

(a) Each Option shall be designated by the Administrator in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b) None of the Plan, any Option or any Stock Purchase Right shall confer upon a Holder any right with respect to continuing the Holder’s employment relationship with the Employer, nor shall they interfere in any way with the Holder’s right or the Employer’s right to terminate such employment relationship at any time, with or without cause.

(c) No Employee shall be granted, in any calendar year, Options or Stock Purchase Rights to purchase more than 75,000 Shares; provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13. For purposes of this Section 6(c), if an Option is canceled in the same fiscal year of the Company it was granted (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limit set forth in this Section 6(c), For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 16 of the Plan. No Options or Stock Purchase Rights may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders.

8. Term of Option. The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

9. Option Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of an Option granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above (i) pursuant to a merger or other corporate transaction, provided the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) are satisfied or (ii) if the resulting Option otherwise satisfies the requirements of Section 409A.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest and payable upon such terms as may be prescribed by the Administrator, (4) with the consent of the Administrator, other Shares which (x) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6)

months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, (6) with the consent of the Administrator, any combination of the foregoing methods of payment or (7) a cashless exercise whereby the Holder elects, by providing written notice to the Administrator, to exercise any vested portion of his or her Option by receiving the number of Shares equal to the difference between the aggregate Fair Market Value of the Shares for which such Option is exercised on the date of exercise by the Holder and the aggregate Option Exercise Price of such Shares divided by the Fair Market Value per share of the Company’s Shares on the date of exercise by the Holder.

10. Exercise of Option.

(a) Vesting; Fractional Exercises. Unless another vesting schedule is set forth in an Award Agreement, Options granted hereunder shall become vested and exercisable in accordance with the following schedule:

% of Option	Vesting Date
20%	Date of grant
20%	First anniversary of date of grant
20%	Second anniversary of date of grant
20%	Third anniversary of date of grant
20%	Fourth anniversary of date of grant

Vesting shall occur on a particular vesting date only if the Holder continues to be an Employee on such vesting date. If a Holder ceases to be an Employee for any reason prior to any vesting date, any unvested portion of the Option shall immediately expire. Notwithstanding anything to the contrary set forth in any Award Agreement, an Option may be exercised, and Shares purchased, for a fraction of a Share.

(b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars; and

(iii) In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

(c) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i) The admission of such Shares to listing on all stock exchanges, if any, on which such class of stock is then listed;

(ii) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience;

(v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b); and

(vi) The receipt by the Company of a Joinder Agreement duly executed by the Holder of such Shares.

To the extent that the Company is unable to issue Shares for any of the reasons set forth in clauses (i), (ii), or (iii) of this Section 10(c), the Company shall promptly take all commercially reasonable measures so that it is able to issue Shares to a Holder.

(d) Termination of Relationship as an Employee. If a Holder ceases to be an Employee other than by reason of the Holder’s Disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Award Agreement for such portion of the Option which is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If the Award Agreement specifies a period of time for post-termination exercise of the vested portion of the Option, the Award Agreement shall take precedence over the provisions of this Section 10(d). In the absence of a specified post-termination expiration date in the Award Agreement, the vested portion of the Option shall remain exercisable for two (2) months following the Holder’s termination. If, on the date of termination, the Holder is not vested in a portion of the Option, unless otherwise specified in the Award Agreement, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise the vested portion of his or her Option prior to the expiration date as specified herein, the vested portion of the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(e) Disability of Holder. If a Holder ceases to be an Employee as a result of the Holder’s Disability, the Holder may exercise his or her Option within such period of time as is specified in the Award Agreement for such portion of the Option which is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If the Award Agreement specifies a period of time for post-Disability termination exercise of the vested portion of the Option, the Award Agreement shall take precedence over the provisions of this Section 10(e). In the absence of a specified expiration date in the Award Agreement, the vested portion of the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option, such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the day which is three (3) months and one (1) day following such termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, unless otherwise specified in the Award Agreement, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise the vested portion of his or her Option prior to the expiration date as specified herein or in the Award Agreement, as applicable, the vested portion of the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(f) Death of Holder. If a Holder dies while an Employee, the Option may be exercised within such period of time as is specified in the Award Agreement for such portion of the Option which is vested on the date of death, (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If the Award Agreement specifies a period of time for post-death exercise of the vested portion of the Option, the Award Agreement shall take precedence over the provisions of this Section 10(f). In the absence of a specified time in the Award Agreement, the vested portion of the Option shall remain exercisable for twelve (12) months following the Holder’s death. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The vested portion of the Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the vested portion of the Option under the Holder’s will or the laws of descent or distribution. If the vested portion of the Option is not so exercised within the time specified herein or in the Award Agreement as applicable, the vested portion of the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(g) Regulatory Extension. A Holder’s Award Agreement may provide that if the exercise of the vested portion of the Option following the termination of the Holder’s status as an Employee (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the vested portion of the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of two (2) months after the termination of the Holder’s status as an Employee during which the exercise of the vested portion of the Option would not be in violation of such registration requirements.

(h) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

(i) Expiration of Options. Notwithstanding the foregoing, any unexercised portion of the Option(s) held by an Employee, whether vested or not vested, shall immediately expire in the event the Employee’s employment is terminated by the Employer by reason of:

(i) Fraud by the Employee;

(ii) Intentional misconduct by the Employee;

(iii) Employee’s conviction of any felony offense;

(iv) Employee’s breach of any covenants he or she has made not to compete with the Employer, not to solicit business customers of the Employer and not to disclose the Employer’s confidential information and trade secrets; or

(v) Employee’s commission of any act which damages the reputation of or causes public embarrassment to the Employer.

In addition, if the Company determines that, after termination of the Employee’s employment with the Employer, the Employee during his or her term of employment committed any of the acts described in Section 10(i)(i) through Section 10(i)(v) above, all of the Employee’s unexercised Options, whether vested or not vested, shall immediately expire. Notwithstanding the foregoing, the determination of whether an Employee’s employment shall be terminated by reason of any of the acts described in Section 10(i)(ii), Section 10(i)(iv) or Section 10(i)(v), and the determination after the Employee’s termination of employment that the Employee committed any of the acts described in Section 10(i)(ii), Section 10(i)(iv) or Section 10(i)(v), shall require both a majority of the Board and a majority of the Company’s officers who are members of the Board (other than the Employee).

(j) Retirement of Holder. If a Holder ceases to be an Employee other than by reason of the Holder’s Disability or death, and otherwise meets the qualifications set forth in this Section 10(j), such Holder may exercise his or her Option within such period of time as is specified in the Award Agreement for such portion of the Option which is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If the Award Agreement specifies a period of time for post-termination exercise of the vested portion of the Option, the Award Agreement shall take precedence over the provisions of this Section 10(j). In the absence of a specified post-termination expiration date in the Award Agreement, the vested portion of the Option shall remain exercisable until the expiration date as defined in the Award Agreement, if and only if, the Holder meets the following qualifications:

(i) The Holder must be 65 years of age;

(ii) The Holder must have been an Employee of the Employer for at least five consecutive calendar years prior to termination, not including employment or service of any kind with or to a third party even in the event the equity securities of such third party are acquired by the Company; and

(iii) The Holder completely retires from the Employer and the Field of Business as a whole and does not become engaged in any business, or employed by any business entity, that is included in the Field of Business. The “Field of Business” means engaging in, marketing, selling, managing, servicing and/or in any way becoming involved in the collection, transportation and/or disposal of solid waste.

If the Holder does not meet such qualifications, and ceases to be an Employee other than by reason of the Holder’s Disability or death, the provisions of Section 10(d) shall automatically govern with respect to such Holder’s termination of his or her relationship with the Employer as an Employee. If, on the date of termination, the Holder is not vested in a portion of the Option, unless otherwise specified in the Award Agreement, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise the vested portion of his or her Option prior to the expiration date as specified herein, the vested portion of the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

11. Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

12. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which may include, without limitation, any of the methods set forth in Section 9(b)), and the time within which such person must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

(b) Vesting. Unless otherwise specified in an Award Agreement, Stock Purchase Rights granted hereunder shall become vested and exercisable in accordance with the following schedule:

% of Grant	Vesting Date
20%	Date of grant
20%	First anniversary of date of grant
20%	Second anniversary of date of grant
20%	Third anniversary of date of grant
20%	Fourth anniversary of date of grant

Vesting shall occur on a particular vesting date only if the Holder continues to be an Employee on such vesting date. If a Holder ceases to be an Employee for any reason prior to any vesting date, any unvested portion of the Stock Purchase Right shall immediately expire.

(c) Repurchase Right. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right upon the termination of the purchaser’s status as an Employee for any reason. The purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at with such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Award Agreement.

(d) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(e) Rights as a Shareholder. No Shares shall be issued to the Holder until the conditions set forth in Sections 10(c) and 14 are satisfied. No adjustment shall be made for a dividend or other rights for which the record date is prior to the date the Stock Purchase Right is exercised and the conditions set forth in Sections 10(c) and 14 are satisfied, except as provided in Section 15 of the Plan.

13.	Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a) In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option, Stock Purchase Right, or Restricted Stock, then the Administrator shall, in an equitable manner, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Stock Purchase Rights may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any fiscal year pursuant to Section 6(c));

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock; and

(iii) the grant or exercise price with respect to any Option or Stock Purchase Right.

(b) In the event of any transaction or event described in Section 13(a), the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, Stock Purchase Right or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either the purchase of any such Option, Stock Purchase Right or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or Stock Purchase Right or realization of the Holder’s rights had such Option, Stock Purchase Right or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Option, Stock Purchase Right or Restricted Stock with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Option or Stock Purchase Right shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

(iii) To provide that such Option, Stock Purchase Right or Restricted Stock be assumed by the successor or survivor corporation, or a parent or subsidiary thereof; or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, Stock Purchase Rights or Restricted Stock or Options, Stock Purchase Rights or Restricted Stock that may be granted in the future; and

(v) To provide that immediately upon the consummation of such event, such Option or Stock Purchase Right shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Award Agreement upon some or all Shares may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Award Agreement.

(c) Subject to Section 3, the Administrator may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

(d) If the Company undergoes a Change of Control, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options, Stock Purchase Rights or Restricted Stock outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 13(d)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation following a Change of Control does not assume such Options, Stock Purchase Rights or Restricted Stock or does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Options, Stock Purchase Rights or Restricted Stock held by Holders whose status as an Employee has not terminated prior to such event, the vesting of such Options, Stock Purchase Rights, or Restricted Stock (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Change of Control (and the Options or Stock Purchase Rights terminated if not exercised prior to the closing of such Change of Control), and (ii) any other Options or Stock Purchase Rights outstanding under the Plan, such Options shall be terminated if not exercised prior to the closing of the Change of Control.

(e) The existence of the Plan, any Award Agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f) Notwithstanding any provision herein to the contrary, no adjustment shall be made under this Section 13 to the extent it would give rise to adverse tax consequences under Section 409A.

14. Applicability of Shareholders Agreement. No Shares shall be issued pursuant to an Option or a Stock Purchase Right until the Holder executes a Joinder Agreement. A Holder shall not acquire any stockholder rights with respect to Shares subject to an Option or Stock Purchase Right until the Holder is issued stock certificates with respect to the Shares and the Holder has executed a Joinder Agreement.

15. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 13, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.

(b) Shareholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted or awarded under the Plan prior to the date of such termination.

17. Shareholder Approval. Solely for the purpose of permitting grants of Incentive Stock Options, the Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Incentive Stock Options may be granted or awarded prior to such stockholder approval, provided that such Options shall be treated as Non-Qualified Stock Options if such approval is not obtained.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Investment Intent. The Company may require a Holder, as a condition of exercising or acquiring stock under any Option or Stock Purchase Right, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Purchase Right; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Stock Purchase Right for the participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Stock Purchase Right has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

21. Section 409A. Notwithstanding any provision of the Plan to the contrary, all awards under this Plan are intended to be exempt from (including as a result of the exemptions for stock rights and short-term deferrals), or alternatively comply with, Section 409A, and the Plan and all Award Agreements shall be interpreted in accordance with such intent. However, the Company does not guarantee any particular result under Section 409A for any Holder.

22. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

(signature page follows)

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I hereby certify that the Plan was duly adopted by the Board of Directors of Advanced Disposal Waste Holdings Corp. on October 29, 2012.

Executed Jacksonville, Florida on this 29th day of October, 2012

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

Name: